Exhibit 99
TI reports first quarter 2024 financial results and shareholder returns
Conference call on TI website at 3:30 p.m. Central time today
www.ti.com/ir
DALLAS (April 23, 2024) – Texas Instruments Incorporated (TI) (Nasdaq: TXN) today reported first quarter revenue of $3.66 billion, net income of $1.11 billion and earnings per share of $1.20. Earnings per share included a 10-cent benefit for items that were not in the company's original guidance.
Regarding the company's performance and returns to shareholders, Haviv Ilan, TI's president and CEO, made the following comments:
•"Revenue decreased 16% from the same quarter a year ago and 10% sequentially, as revenue declined across all end markets.
•"Our cash flow from operations of $6.3 billion for the trailing 12 months again underscored the strength of our business model, the quality of our product portfolio and the benefit of 300mm production. Free cash flow for the same period was $940 million.
•"Over the past 12 months we invested $3.7 billion in R&D and SG&A, invested $5.3 billion in capital expenditures and returned $4.8 billion to owners.
•"TI's second quarter outlook is for revenue in the range of $3.65 billion to $3.95 billion and earnings per share between $1.05 and $1.25. We continue to expect our effective tax rate to be about 13%."

Free cash flow, a non-GAAP financial measure, is cash flow from operations less capital expenditures.
Earnings summary

(In millions, except per-share amounts)	Q1 2024	Q1 2023	Change
Revenue	$3,661	$4,379	(16)%
Operating profit	$1,286	$1,934	(34)%
Net income	$1,105	$1,708	(35)%
Earnings per share	$1.20	$1.85	(35)%
Cash generation

		Trailing 12 Months
(In millions)	Q1 2024	Q1 2024	Q1 2023	Change
Cash flow from operations	$1,017	$6,277	$7,736	(19)%
Capital expenditures	$1,248	$5,337	$3,336	60%
Free cash flow	$(231)	$940	$4,400	(79)%
Free cash flow % of revenue		5.6%	22.6%
Cash return

		Trailing 12 Months
(In millions)	Q1 2024	Q1 2024	Q1 2023	Change
Dividends paid	$1,183	$4,615	$4,359	6%
Stock repurchases	$3	$193	$3,129	(94)%
Total cash returned	$1,186	$4,808	$7,488	(36)%

TEXAS INSTRUMENTS INCORPORATED AND SUBSIDIARIES

Consolidated Statements of Income	For Three Months Ended March 31,
(In millions, except per-share amounts)	2024	2023
Revenue	$3,661	$4,379
Cost of revenue (COR)	1,566	1,516
Gross profit	2,095	2,863
Research and development (R&D)	478	455
Selling, general and administrative (SG&A)	455	474
Restructuring charges/other	(124)	—
Operating profit	1,286	1,934
Other income (expense), net (OI&E)	123	80
Interest and debt expense	116	68
Income before income taxes	1,293	1,946
Provision for income taxes	188	238
Net income	$1,105	$1,708

Diluted earnings per common share	$1.20	$1.85

Average shares outstanding:
Basic	910	907
Diluted	917	916

Cash dividends declared per common share	$1.30	$1.24

Supplemental Information (Quarterly, except as noted)

Provision for income taxes is based on the following:
Operating taxes (calculated using the estimated annual effective tax rate)	$176	$276
Discrete tax items	12	(38)
Provision for income taxes (effective taxes)	$188	$238

A portion of net income is allocated to unvested restricted stock units (RSUs) on which we pay dividend equivalents. Diluted EPS is calculated using the following:
Net income	$1,105	$1,708
Income allocated to RSUs	(5)	(9)
Income allocated to common stock for diluted EPS	$1,100	$1,699

TEXAS INSTRUMENTS INCORPORATED AND SUBSIDIARIES

Consolidated Balance Sheets	March 31,
(In millions, except par value)	2024	2023
Assets
Current assets:
Cash and cash equivalents	$2,483	$4,477
Short-term investments	7,910	5,068
Accounts receivable, net of allowances of ($20) and ($13)	1,671	1,877
Raw materials	417	378
Work in process	2,129	1,850
Finished goods	1,537	1,060
Inventories	4,083	3,288
Prepaid expenses and other current assets	1,301	313
Total current assets	17,448	15,023
Property, plant and equipment at cost	13,739	10,791
Accumulated depreciation	(3,297)	(3,126)
Property, plant and equipment	10,442	7,665
Goodwill	4,362	4,362
Deferred tax assets	821	486
Capitalized software licenses	231	140
Overfunded retirement plans	169	189
Other long-term assets	1,412	1,355
Total assets	$34,885	$29,220

Liabilities and stockholders' equity
Current liabilities:
Current portion of long-term debt	$1,349	$500
Accounts payable	551	952
Accrued compensation	399	394
Income taxes payable	378	372
Accrued expenses and other liabilities	876	686
Total current liabilities	3,553	2,904
Long-term debt	12,840	9,626
Underfunded retirement plans	111	123
Deferred tax liabilities	55	73
Other long-term liabilities	1,343	1,251
Total liabilities	17,902	13,977
Stockholders' equity:
Preferred stock, $25 par value. Shares authorized – 10; none issued	—	—
Common stock, $1 par value. Shares authorized – 2,400; shares issued – 1,741	1,741	1,741
Paid-in capital	3,439	3,016
Retained earnings	52,199	50,930
Treasury common stock at cost
Shares: March 31, 2024 – 831; March 31, 2023 – 833	(40,193)	(40,192)
Accumulated other comprehensive income (loss), net of taxes (AOCI)	(203)	(252)
Total stockholders' equity	16,983	15,243
Total liabilities and stockholders' equity	$34,885	$29,220

TEXAS INSTRUMENTS INCORPORATED AND SUBSIDIARIES

Consolidated Statements of Cash Flows	For Three Months Ended March 31,
(In millions)	2024	2023
Cash flows from operating activities
Net income	$1,105	$1,708
Adjustments to net income:
Depreciation	346	265
Amortization of capitalized software	16	16
Stock compensation	106	104
Gains on sales of assets	(129)	—
Deferred taxes	(71)	(8)
Increase (decrease) from changes in:
Accounts receivable	116	18
Inventories	(84)	(531)
Prepaid expenses and other current assets	(24)	(4)
Accounts payable and accrued expenses	(77)	(124)
Accrued compensation	(444)	(407)
Income taxes payable	212	185
Changes in funded status of retirement plans	17	6
Other	(72)	(68)
Cash flows from operating activities	1,017	1,160

Cash flows from investing activities
Capital expenditures	(1,248)	(982)
Proceeds from asset sales	192	1
Purchases of short-term investments	(4,864)	(3,013)
Proceeds from short-term investments	2,631	4,026
Other	(40)	(4)
Cash flows from investing activities	(3,329)	28

Cash flows from financing activities
Proceeds from issuance of long-term debt	2,980	1,397
Dividends paid	(1,183)	(1,125)
Stock repurchases	(3)	(103)
Proceeds from common stock transactions	65	85
Other	(28)	(15)
Cash flows from financing activities	1,831	239

Net change in cash and cash equivalents	(481)	1,427
Cash and cash equivalents at beginning of period	2,964	3,050
Cash and cash equivalents at end of period	$2,483	$4,477

Segment results

(In millions)	Q1 2024	Q1 2023	Change
Analog:
Revenue	$2,836	$3,289	(14)%
Operating profit	$1,008	$1,574	(36)%
Embedded Processing:
Revenue	$652	$832	(22)%
Operating profit	$105	$237	(56)%
Other:
Revenue	$173	$258	(33)%
Operating profit*	$173	$123	41%
* Includes restructuring charges/other.

Non-GAAP financial information
This release includes references to free cash flow and ratios based on that measure. These are financial measures that were not prepared in accordance with GAAP. Free cash flow was calculated by subtracting capital expenditures from the most directly comparable GAAP measure, cash flows from operating activities (also referred to as cash flow from operations).
We believe that free cash flow and the associated ratios provide insight into our liquidity, our cash-generating capability and the amount of cash potentially available to return to shareholders, as well as insight into our financial performance. These non-GAAP measures are supplemental to the comparable GAAP measures.
Reconciliation to the most directly comparable GAAP measures is provided in the table below.

	For 12 Months Ended March 31,
(In millions)	2024	2023	Change
Cash flow from operations (GAAP)	$6,277	$7,736	(19)%
Capital expenditures	(5,337)	(3,336)
Free cash flow (non-GAAP)	$940	$4,400	(79)%

Revenue	$16,801	$19,502

Cash flow from operations as a percentage of revenue (GAAP)	37.4%	39.7%
Free cash flow as a percentage of revenue (non-GAAP)	5.6%	22.6%
This release also includes references to operating taxes, a non-GAAP term we use to describe taxes calculated using the estimated annual effective tax rate, a GAAP measure that by definition does not include discrete tax items. We believe the term operating taxes helps to differentiate from effective taxes, which include discrete tax items.

Notice regarding forward-looking statements
This release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by phrases such as TI or its management "believes," "expects," "anticipates," "foresees," "forecasts," "estimates" or other words or phrases of similar import. Similarly, statements herein that describe TI's business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those in forward-looking statements.
We urge you to carefully consider the following important factors that could cause actual results to differ materially from the expectations of TI or our management:
•Economic, social and political conditions, and natural events in the countries in which we, our customers or our suppliers operate, including global trade policies;
•Market demand for semiconductors, particularly in the industrial and automotive markets, and customer demand that differs from forecasts;
•Our ability to compete in products and prices in an intensely competitive industry;
•Evolving cybersecurity and other threats relating to our information technology systems or those of our customers, suppliers and other third parties;
•Our ability to successfully implement and realize opportunities from strategic, business and organizational changes, or our ability to realize our expectations regarding the amount and timing of associated restructuring charges and cost savings;
•Our ability to develop, manufacture and market innovative products in a rapidly changing technological environment, our timely implementation of new manufacturing technologies and installation of manufacturing equipment, and our ability to realize expected returns on significant investments in manufacturing capacity;
•Availability and cost of key materials, utilities, manufacturing equipment, third-party manufacturing services and manufacturing technology;
•Our ability to recruit and retain skilled personnel and effectively manage key employee succession;
•Product liability, warranty or other claims relating to our products, software, manufacturing, delivery, services, design or communications, or recalls by our customers for a product containing one of our parts;
•Compliance with or changes in the complex laws, rules and regulations to which we are or may become subject, or actions of enforcement authorities, that restrict our ability to operate our business or subject us to fines, penalties or other legal liability;
•Changes in tax law and accounting standards that impact the tax rate applicable to us, the jurisdictions in which profits are determined to be earned and taxed, adverse resolution of tax audits, increases in tariff rates, and the ability to realize deferred tax assets;
•Financial difficulties of our distributors or semiconductor distributors' promotion of competing product lines to our detriment; or disputes with current or former distributors;
•Losses or curtailments of purchases from key customers or the timing and amount of customer inventory adjustments;
•Our ability to maintain or improve profit margins, including our ability to utilize our manufacturing facilities at sufficient levels to cover our fixed operating costs, in an intensely competitive and cyclical industry and changing regulatory environment;
•Our ability to maintain and enforce a strong intellectual property portfolio and maintain freedom of operation in all jurisdictions where we conduct business; or our exposure to infringement claims;
•Instability in the global credit and financial markets; and
•Impairments of our non-financial assets.
For a more detailed discussion of these factors, see the Risk factors discussion in Item 1A of TI's most recent Form 10-K. The forward-looking statements included in this release are made only as of the date of this release, and we undertake no obligation to update the forward-looking statements to reflect subsequent events or circumstances. If we do update any forward-looking statement, you should not infer that we will make additional updates with respect to that statement or any other forward-looking statement.

About Texas Instruments
Texas Instruments Incorporated (Nasdaq: TXN) is a global semiconductor company that designs, manufactures, tests and sells analog and embedded processing chips for markets such as industrial, automotive, personal electronics, communications equipment and enterprise systems. Our passion to create a better world by making electronics more affordable through semiconductors is alive today, as each generation of innovation builds upon the last to make our technology smaller, more efficient, more reliable and more affordable – making it possible for semiconductors to go into electronics everywhere. We think of this as Engineering Progress. It's what we do and have been doing for decades. Learn more at TI.com.